As filed with the Securities and Exchange Commission on August 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1245881
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

566 Queensbury Avenue

Queensbury, NY 12804

(Address of Principal Executive Offices) (Zip Code)

Delcath Systems, Inc. Omnibus 2020 Equity Incentive Plan

Delcath Systems, Inc. 2021 Employee Stock Purchase Plan

Delcath Systems, Inc. 2023 Inducement Plan

(Full title of the plan)

Gerard Michel

Chief Executive Officer

Delcath Systems, Inc.

566 Queensbury Avenue

Queensbury, NY 12804

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(212) 489-2100

(Telephone number, including area code, of agent for service)

Copies to:

David Hoffman General Counsel Delcath Systems, Inc. 566 Queensbury Avenue Queensbury, NY 12804	Ryan Sansom Christina Roupas Cooley LLP 500 Boylston Street Boston, MA 02116-3736 (617) 937 2335

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Delcath Systems, Inc. (the “Registrant” or the “Company”) for the purposes of registering an additional 2,950,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) consisting of:

•	2,200,000 shares of Common Stock issuable under the Company’s Omnibus 2020 Equity Incentive Plan, as amended (the “2020 EIP” and such amendment, the “2020 EIP Amendment”);

•	300,000 shares of Common Stock issuable under the Company’s 2021 Employee Stock Purchase Plan, as amended (the “2021 ESPP” and such amendment, the “2021 ESPP Amendment”); and

•	450,000 shares of Common Stock issuable under the Company’s 2023 Inducement Awards Plan (the “Inducement Plan” and such amendment, the “Inducement Plan Amendment”).

The 2020 EIP Amendment and 2021 ESPP Amendment were adopted by the Company’s Board of Directors on February 7, 2025, subject to stockholder approval, which was obtained at the Annual Meeting of Stockholders held on May 15, 2025. The Inducement Plan Amendment was adopted by the Company’s Board of Directors on February 5, 2025 and May 14, 2025.

The Shares being registered are in addition to the shares of Common Stock registered on (i) the Registrant’s Form S-8 filed with the Commission on December 16, 2020 (File No. 333-251385), (ii) the Registrant’s  Form S-8 filed with the Commission on January 5, 2022 (File No. 333-262022), (iii) the Registrant’s Form S-8 filed with the Commission on May 25, 2022 (File No. 333-265202) and (iv) the Registrant’s Form S-8 filed with the Commission on December 15, 2023 (File No. 333- 276090) and (v) the Registrant’s  Form S-8 filed with the Commission on June 28, 2024 (File No. 333- 280550) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2020 EIP, the 2021 ESPP and the Inducement Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 6, 2025;

(2)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the Commission on May 8, 2025 and August 6, 2025, respectively;

(3)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2025, March 6, 2025, March 21, 2025, May 8, 2025, May 16, 2025, May 22, 2025, and August 15, 2025;

(4)

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2024, from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 1, 2025; and

(5)

the description of the Common Stock of the Registrant set forth in the Registrant’s registration statements pursuant to Section  12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8 Exhibits.

The following exhibits are furnished with this Registration Statement:

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Delcath Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the Commission on September 25, 2019)

4.2	Amendment to the Amended and Restated Certificate of Incorporation of Delcath Systems, Inc. dated October 17, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2019)

4.3	Certificate of Correction to Amendment to the Amended and Restated Certificate of Incorporation of Delcath Systems, Inc. dated October 22, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 23, 2019)

4.4	Amendment to the Amended and Restated Certificate of Incorporation of Delcath Systems, Inc., effective December 24, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 30, 2019)

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Delcath Systems, Inc. dated November 23, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2020)

4.8	Amended and Restated Bylaws, dated August 12, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 15, 2025)

4.9	Delcath Systems, Inc. 2020 Omnibus Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2025)

4.10	Delcath Systems, Inc. 2021 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2025)

4.11	Delcath Systems, Inc. 2023 Inducement Awards Plan, as amended (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2025)

5.1*	Opinion of Cooley, LLP

23.1*	Consent of Cooley, LLP (included in Exhibit 5.1)

23.2*	Consent of Marcum LLP

24.1*	Power of Attorney (included on signature page of this Registration Statement)

107*	Calculation of Filing Fee Table

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Queensbury, State of New York on the 15th day of August, 2025.

DELCATH SYSTEMS, INC.

By:	/s/ Gerard Michel
Gerard Michel
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Gerard Michel, Sandra Pennell and David Hoffman as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Gerard Michel Gerard Michel	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2025

/s/ Sandra Pennell Sandra Pennell	Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2025

/s/ John R. Sylvester John R. Sylvester	Chairman of the Board	August 15, 2025

/s/ Gilad Aharon Gilad Aharon	Director	August 15, 2025

/s/ Elizabeth Czerepak Elizabeth Czerepak	Director	August 15, 2025

/s/ Steven Salamon Steven Salamon	Director	August 15, 2025

/s/ Bridget Martell Bridget Martell	Director	August 15, 2025